UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of PMFG, Inc. (the “Company”) was held on November 8, 2012 (the “Annual Meeting”) at 9:00 a.m. central standard time. At the Annual Meeting, the Company’s stockholders (1) elected two directors to serve until the 2015 Annual Meeting of Stockholders, (ii) conducted an advisory vote on the Company’s executive compensation program and (iii) ratified Grant Thornton, LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:

Proposal No. 1: Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sherrill Stone	6,502,946	7,508,349	—	5,635,542
Peter J. Burlage	9,192,822	4,818,473	—	5,635,542

Proposal No. 2 Advisory Vote on the Company’s Executive Compensation Program

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on the Company’s Executive Compensation Program	4,399,615	8,732,159	879,521	5,635,542

Proposal No. 3 Ratification of Grant Thornton, LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2013

	Votes For	Votes Against	Abstentions
Ratification of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year	18,451,370	1,127,159	68,308

The vote on Proposal No. 2 is non-binding, however the Board of Directors and Compensation Committee will consider the results of this advisory vote when making future compensation decisions for the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: November 9, 2012